EXHIBIT 4.14
FIRST LIEN INTERCREDITOR AGREEMENT
dated as of
November 5, 2009
among
THE BANK OF NEW YORK MELLON,
as Collateral Agent,
CREDIT SUISSE,
as Representative under the Credit Agreement,
THE BANK OF NEW YORK MELLON,
as Representative under the Indenture,
EACH GRANTOR
and
each additional Representative from time to time party hereto
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.

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Table of Contents
(continued)

ANNEX A	JOINDER

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     FIRST LIEN INTERCREDITOR AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of November 5, 2009, among THE BANK OF NEW YORK MELLON, as collateral agent for the Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Collateral Agent”), CREDIT SUISSE, as Representative for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Administrative Agent”), THE BANK OF NEW YORK MELLON, as Representative for the Indenture Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Trustee”), each Grantor party hereto and each additional Representative from time to time party hereto for the Additional Secured Parties of the Series with respect to which it is acting in such capacity.
          In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Trustee (for itself and on behalf of the Indenture Secured Parties) and each additional Representative (for itself and on behalf of the Additional Secured Parties of the applicable Series) agree as follows:
ARTICLE I
Definitions
          SECTION 1.01. Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement unless the context requires otherwise, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

          (b) It is the intention of the Secured Parties of each Series that the Additional Secured Parties with respect to any Series of Additional Obligations (and not the Secured Parties of any other Series) bear the risk of any determination by a court of competent jurisdiction that (w) any of the Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Obligations), (x) the security interest of such Series of Obligations in any of the Collateral securing any other Series is not enforceable, (y) any intervening security interest exists securing any other obligations (other than another Series of Obligations) on a basis ranking prior to the security interest of such Series of Obligations or (z) an existing Guarantee of such Series of Obligations is unenforceable (any such condition, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Additional Obligations, the results of such Impairment shall be borne solely by the holders of such Series, and the rights of the holders of such Series (including, without limitation, the right to receive distributions in respect of such Series pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series subject to such Impairment. For the avoidance of doubt, the foregoing shall not apply to Impairments with respect to the Credit Agreement Obligations and Indenture Obligations, which shall be treated in accordance with Section 2.01(d). Additionally, in the event the Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), then, subject to Section 2.05(a), any reference to such Obligations or the documents governing such Obligations shall refer to such obligations or such documents as so modified.
          (c) Any references herein to provisions of the Bankruptcy Code, and the use of concepts or terms that find meaning in connection therewith (e.g. “debtor-in-possession”) shall be deemed to refer as well to similar provisions, concepts or terms under any other Bankruptcy Law. Any references herein to a security interest being “perfected” shall be deemed to refer to perfection under the Uniform Commercial Code of any U.S. jurisdiction and to similar provisions, concepts or terms under the law of any other jurisdiction (it being understood that in jurisdictions where no such similar provisions, concepts or terms exist, the term “perfected” shall not be given any effect hereunder).
          (d) For the purposes of Section 5.16 (Austrian Stamp Duty) and Schedule 1.01(d) (Austrian Stamp Duty Guidelines), “written” shall mean that what is “written” was translated into letters (Buchstaben) that are or can be made visible on a physical or electronic device of whatever type and format, including paper and screen, and, accordingly, communication, documents or notices being “in writing” shall include not only paper-form (letter or fax) communication, documents or notices but also electronic communication, documents or notices, including by way of e-mail; and “signed” communication, documents or notices refers to written communication, documents or notices that carry a manuscript, digital or electronic or other technically reproduced signature, and “signature” shall be construed accordingly.

          (e) Each Security Document is subject to the terms of this Agreement. In the event of a conflict between the terms of any Security Document and this Agreement, the terms of this Agreement will prevail.
          (f) Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Credit Agreement and the Indenture, as applicable, with the Credit Agreement controlling, in the event of discrepancies. Notwithstanding the foregoing, capitalized terms used and not otherwise defined in Article IV hereof shall have the meanings set forth in the Indenture. As used in this Agreement, the following terms have the meanings specified below:
          “Additional Agreement” shall mean any indenture, credit agreement or other agreement, document or instrument, if any, pursuant to which any Grantor has or will incur, or evidencing the incurrence by any Grantor of, Additional Obligations; provided that, in each case, the Indebtedness and other obligations thereunder have been designated as Additional Obligations pursuant to and in accordance with Section 5.02(c).
          “Additional Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Additional Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor or any Affiliate thereof of any Insolvency or Liquidation Proceeding, regardless of whether such interest and fees are allowed claims in such Insolvency or Liquidation Proceeding, in each case, that have been designated as Additional Obligations pursuant to and in accordance with Section 5.02(c) but shall not include the Credit Agreement Obligations or the Indenture Obligations.
          “Additional Secured Party” means the holders of any Additional Obligations and any Representative with respect thereto.
          “Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
          “Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
          “Applicable Representative” means (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Cut-Off Date (and for these purposes, the Cut-Off Date shall be deemed to have not yet occurred at any time that it has been stayed, deemed not to have occurred or rescinded pursuant to the proviso in the definition thereof), the Administrative Agent and (ii) from and after such time, the party that immediately prior to such time was the Non-Controlling Representative.
          “Bankruptcy Case” shall have the meaning assigned to such term in Section 2.05(b).

          “Bankruptcy Code” means Title 11 of the United States Code, as amended, or any successor statute.
          “Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign bankruptcy, insolvency, receivership or similar law, including laws for the relief of debtors.
          “Collateral” means all assets and properties subject to Liens created pursuant to any Security Document to secure one or more Series of Obligations.
          “Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph hereof.
          “Controlling Secured Parties” means the Series of Secured Parties whose Representative is the Applicable Representative.
          “Credit Agreement” means that certain Credit Agreement, dated as of November 5, 2009, among Reynolds Consumer Products Holdings Inc., Closure Systems International Holdings Inc., SIG Euro Holding AG & Co KGaA, SIG Austria Holding GmbH, Holdings, Closure Systems International BV, the other Borrowers set forth therein, the lenders from time to time parties thereto, Credit Suisse, as Administrative Agent and the other parties thereto and any agreement, instrument or document (a “Subsequent Credit Agreement”) designated by Holdings in accordance with the definition of “Discharge”.
          “Credit Agreement Obligations” means the “Bank Obligations” as defined in the Credit Agreement or the definition designated by Holdings as being its equivalent in any Subsequent Credit Agreement. Where any Security Document references obligations or liabilities arising under the Loan Documents (or words of similar import), the reference to Loan Documents shall include each Hedging Agreement, each Local Facility Agreement and each agreement pursuant to which a Cash Management Obligation arises.
          “Credit Agreement Secured Parties” means the “Bank Secured Parties” as defined in the Credit Agreement or the definition designated by Holdings as being its equivalent in any Subsequent Credit Agreement.
          “Credit Documents” means the “Loan Documents” as defined in the Credit Agreement or the applicable definition designated by Holdings as being its equivalent in any Subsequent Credit Agreement, the “Note Documents” as defined in the Indenture and each Additional Agreement.
          “Cut-Off Date” means, with respect to any Non-Controlling Representative, the date which is at least 90 days (throughout which 90 day period such Person was the Non-Controlling Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Credit Document under which such Non-Controlling Representative is the Representative) and (ii) the Collateral Agent’s and each other Representative’s receipt of written notice from such Non-Controlling Representative certifying that (x) such an Event of Default has occurred and is continuing and (y) the Obligations of the Series with respect to which such Non-Controlling Representative is the Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Credit Document; provided the Cut-Off Date shall be stayed and shall not occur and shall be deemed not to have occurred and be rescinded (1) at any time the Administrative Agent or the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to any Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.
          “DIP Financing” shall have the meaning assigned to such term in Section 2.05(b).
          “DIP Financing Liens” shall have the meaning assigned to such term in Section 2.05(b).
          “DIP Lenders” shall have the meaning assigned to such term in Section 2.05(b).
          “Discharge” means, with respect to any Series of Obligations, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency or Liquidation Proceeding, regardless of whether allowed or allowable in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under such Series, (b) payment in full of all other Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid in connection with such Series, (c) cancellation of or the entry into arrangements satisfactory to the relevant Representative with respect to all letters of credit issued and outstanding under such Series, if any, and (d) termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit under the such Series, if any, provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional obligations under an agreement, instrument or document which has been designated in writing by Holdings to the Collateral Agent and each other Representative as the “Credit Agreement” for purposes of this Agreement.
          “Event of Default” means any Event of Default under and as defined in the Credit Agreement, the Indenture or an Additional Agreement, as the context requires, provided that any notice, lapse of time or other condition precedent to the occurrence of such Event of Default in the relevant instrument shall have been satisfied.
          “Existing Intercreditor Agreement” means the Intercreditor Agreement dated as of May 11, 2007, as amended and restated as of the date of this Agreement among Holdings, Beverage Packaging Holdings (Luxembourg) I S.A., the senior lenders identified therein, the secured local facility providers identified therein, and The Bank of

New York Mellon and Credit Suisse, in their various agent and trustee capacities thereunder.
          “German Security” means any security assumed and accepted by or through the Collateral Agent or all of the other Secured Parties, as the case may be, pursuant to any German Security Document and held or administered by the Collateral Agent on behalf of or in trust for the Secured Parties hereunder and any addition or replacement or substitution thereof.
          “German Security Document” means any Security Documents that are governed by German Law.
          “Grantors” means Holdings and any other Person that has granted a security interest pursuant to any Security Document to secure any Series of Obligations or is a Guarantor under the Credit Agreement or the Indenture.
          “Guarantee” means any guarantee of the Credit Agreement Obligations, the Indenture Obligations or any Additional Obligations provided under or pursuant to any Credit Document.
          “Guarantor” means Holdings and any other Person that has provided a Guarantee.
          “Holdings” means Reynolds Group Holdings Limited, a New Zealand limited liability company.
          “Impairment” shall have the meaning assigned to such term in Section 1.01(b).
          “Indenture” means that certain Indenture dated as of November 5, 2009, among Reynolds Group Escrow LLC, Reynolds Group DL Escrow Inc. and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and collateral agent, as such Indenture may be modified, amended or supplemented from time to time.
          “Indenture Obligations” means the “Secured Obligations” as defined in the Indenture.
          “Indenture Secured Parties” means the “Secured Parties” as defined in the Indenture.
          “Insolvency or Liquidation Proceeding” means:
     (1) any case commenced by or against any Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;
     (2) any liquidation, dissolution or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency;
     (3) any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims; or
     (4) any corporate action, legal proceeding or other procedure or step taken in connection with:
     (a) the suspension of payments, a moratorium of any indebtedness, winding up, dissolution, administration or reorganization (whether by voluntary arrangement, scheme of arrangement or otherwise) of a Grantor,
     (b) a composition, compromise, assignment or arrangement or any similar arrangement with any creditor of any Grantor, or
     (c) the appointment of a liquidator, receiver, administrative receiver, compulsory manager or other similar officer in respect of a Grantor.
          “Joinder” means the document required to be delivered by a Representative to the Collateral Agent pursuant to (i) clause (ii) of Section 5.02(c) in order to create a Series of Additional Obligations or (ii) Section 2.08.
          “Lien” means, with respect to any asset, any mortgage, lien (statutory or other), pledge, charge, hypothecation, assignment, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).
          “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
          “Non-Controlling Representative” means the Representative of the Series of Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Obligations other than the Series held by the Controlling Secured Parties.
          “Obligations” means the Credit Agreement Obligations, the Indenture Obligations and each Series of Additional Obligations.
          “Party” means a party to this Agreement. The term “Parties” means any of them.

          “Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code as in effect in any U.S. jurisdiction or the law of any non-U.S. jurisdiction. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the U.S. Security Documents. All capitalized terms used in this definition and not defined elsewhere in this Agreement have the meanings assigned to them in the New York UCC.
          “Proceeds” shall have the meaning assigned to such term in Section 2.01.
          “Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement or instrument. “Refinanced” and “Refinancing” have correlative meanings.
          “Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of any Indenture Obligations or the Indenture Secured Parties, the Trustee and (iii) in the case of any Series of Additional Obligations or Additional Secured Parties that become subject to this Agreement after the date hereof, the Representative named for such Series in the applicable Joinder.
          “Secured Parties” means the Credit Agreement Secured Parties, the Indenture Secured Parties and the Additional Secured Parties with respect to each Series of Additional Obligations.
          “Security Documents” means each agreement, instrument or other document entered into in favor of the Collateral Agent, or the Collateral Agent and any of the other Secured Parties, for purposes of securing any Series of Obligations.
          “Series” means (a) with respect to the Secured Parties, each of the Credit Agreement Secured Parties (in their capacities as such), the Indenture Secured Parties (in their capacity as such) and the Additional Secured Parties that become subject to this Agreement that are represented by a common Representative, (b) with respect to any Obligations, each of the Credit Agreement Obligations, the Indenture Obligations and the Additional Obligations which pursuant to any Joinder, are to be represented by a common Representative.
          “Shared Collateral” means, at any time (i) Collateral in which the holders of two or more Series of Obligations (or their respective Representatives) hold a valid and perfected security interest at such time and (ii) any cash or other assets received from a Guarantor that has provided a Guarantee of two or more Series of Obligations in connection with the enforcement of such Guarantee. If more than two Series of Obligations are outstanding at any time and the holders of fewer than all Series of Obligations hold a valid and perfected security interest in any Collateral at such time or have the benefit of a Guarantee at such time, then such Collateral, cash or other assets, as applicable, shall constitute Shared Collateral for those Series of Obligations that hold a valid and perfected security interest in such Collateral at such time or have the benefit of such Guarantee at such time, as applicable, and shall not constitute Shared Collateral for any Series that does not have a valid and perfected security interest in such Collateral at such time or have the benefit of such Guarantee at such time, as applicable. Notwithstanding the foregoing, solely for purposes of the definition of “Shared Collateral”, (i) each Series of Secured Parties shall be deemed to hold a valid and perfected security interest in any Collateral over which any other Series of Secured Parties holds a valid and perfected security interest, unless such first Series of Secured Parties is subject to an Impairment with respect to such Collateral and (ii) any Guarantee of any Series of Obligations shall be deemed a Guarantee of each other Series of Obligations unless such other Series of Obligations is subject to an Impairment with respect to such Guarantee.
          “Stamp Duty Guidelines” shall mean the stamp duty guidelines set out in Schedule 1.01(d) (Stamp Duty Guidelines).
          “Stamp Duty Sensitive Document” shall mean (a) any original copy of any Credit Document and (b) any signed document (including email, PDF, TIF and other comparable formats) that constitutes a deed (Urkunde) within the meaning of section 15 of the Austrian Stamp Duty Act (as interpreted by the Austrian tax authorities), whether documenting or confirming the entering into of the relevant transaction (rechtserzeugende Urkunde) or documenting that the relevant transaction has been entered into (rechtsbezeugende Urkunde), or a substitute deed (Ersatzurkunde) within the meaning of section 15 of the Austrian Stamp Duty Act (as interpreted by the Austrian tax authorities), including, without limitation, any notarized copy, any certified copy and any written minutes recording the transactions (Rechtsgeschäfte) contemplated by, or referenced in, any Credit Document.
          “Trustee” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.
          (g) In this Agreement, in connection with any Dutch entity, a reference to:
          (i) a necessary action to authorize, where applicable, includes without limitation (a) any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden); and (b) obtaining unconditional positive advice (advies) from each competent works council;
          (ii) a Liquidation or Insolvency Proceeding includes a Dutch entity being: (a) declared bankrupt (failliet verklaard); or (b) dissolved (ontbonden);

          (iii) moratorium includes surseance van betaling and being granted a moratorium includes surseance verleend;
          (iv) a trustee in bankruptcy includes a curator;
          (v) an administrator includes a bewindvoerder;
          (vi) a receiver or an administrative receiver does not include a curator or bewindvoerder; and
          (vii) an attachment includes a beslag.
ARTICLE II
Priorities and Agreements with Respect to Shared Collateral
          SECTION 2.01. Priority of Claims. (a) Anything contained herein or in any of the Credit Documents to the contrary notwithstanding (but subject to Section 1.01(b)), if an Event of Default has occurred and is continuing and the Collateral Agent or any Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Grantor or otherwise, or the Collateral Agent or any Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, then the proceeds of any sale, collection or other liquidation or disposition of any such Shared Collateral received by the Collateral Agent or any Secured Party and proceeds of any such distribution (all proceeds of any such sale, collection or other liquidation or disposition of any Shared Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (A) FIRST on a pari passu basis (i) to the HY Noteholders Trustee to pay HY Noteholders Trustee Amounts (as defined in the Existing Intercreditor Agreement) which are then due and (ii) in the following order (x) initially, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to the terms of this Agreement and any Credit Document or Security Document and (y) next, subject to Section 1.01(b), to the payment in full of the Obligations of each Series on a ratable basis in accordance with the amounts of such Obligations and the terms of the applicable Credit Documents, (B) SECOND, to the extent such proceeds relate to Collateral over which the HY Noteholders (as defined in the Existing Intercreditor Agreement) have a valid and perfected security interest at such time or constitute cash or other assets received from a Guarantor that has provided a guarantee for the benefit of the HY Noteholders or such proceeds were originally received pursuant to the terms of the Existing Intercreditor Agreement, to the Security Trustee under the Existing Intercreditor Agreement for distribution of such proceeds in accordance with the terms thereof, and (C) THIRD, after the discharge of the Obligations identified in clauses (A) and (B), to the relevant Grantor.
          (b) It is acknowledged that the Obligations of any Series may, subject to the limitations set forth in the Credit Documents of the other Series, be Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Secured Parties of each Series.
          (c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code as in effect in any U.S. jurisdiction, or any other applicable law or the Credit Documents or any defect or deficiencies in the Liens securing the Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Sections 1.01(b) and 2.01(d)), each Secured Party hereby agrees that the Liens securing each Series of Obligations on any Shared Collateral shall be of equal priority.
          (d) If either the Credit Agreement Obligations or the Indenture Obligations are subject to Impairment with respect to any Collateral and the other such Series is not subject to the same Impairment, the Collateral Agent shall allocate the Proceeds of any such Collateral to all Series of Obligations in accordance with Section 2.01(a), disregarding the existence of such Impairment.
          (e) Calculations by the Collateral Agent and the other Secured Parties under this Agreement of amounts of Obligations outstanding shall be made using the Dollar Equivalent (as defined in the Credit Agreement) of all such amounts.
          (f) If Proceeds with respect to any Shared Collateral are allocated pursuant to Section 2.01(a) or 2.01(d) to any Series of Secured Parties that lacked a valid and perfected security interest, or was subject to Impairment, with respect to such Shared Collateral (the “Second Series”), such payment shall be deemed to be only as between the Secured Parties hereunder, and shall not relate to, nor affect in any way, the Obligations owed to the Second Series by the Grantors, and the Series of Obligations of the Secured Parties that had a valid and perfected security interest in such Shared Collateral that was not subject to Impairment shall be subrogated to the rights of the Second Series to the extent of such Proceeds. Any Grantor incorporated in Spain shall be deemed not to be a party to this Section 2.01(f).
          SECTION 2.02. Actions With Respect to Shared Collateral; Prohibition on Contesting Liens. (a) With respect to any Shared Collateral, (i) only the Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), and then only on the instructions of the Applicable Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Representative (or any other Secured Party other than the Applicable Representative) and (iii) no Non-Controlling Representative or other Secured Party (other than the Applicable Representative) shall, or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Representative and in accordance with the applicable Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral; provided that, notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, the Collateral Agent or any other Secured Party may file a proof of claim or statement of interest with respect to the Obligations owed to Secured Parties; (ii) the Collateral Agent or any other Secured Party may take any action to preserve or protect the validity and enforceability of the Liens granted in favor of Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of the Liens provided in Section 2.04; and (iii) the Collateral Agent or any other Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of such Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding the equal priority of the Liens, the Collateral Agent (acting on the instructions of the Applicable Representative) may deal with the Shared Collateral as if such Applicable Representative had a senior Lien on such Collateral. No other Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent or any other exercise by the Collateral Agent of any rights and remedies relating to the Shared Collateral, in each case acting on the instructions of the Applicable Representative. The foregoing shall not be construed to limit the rights and priorities of any Secured Party, Collateral Agent or Representative with respect to any Collateral not constituting Shared Collateral.
          (b) Each of the Representatives agrees that it will not accept any Lien on any Collateral for the benefit of any Series of Obligations (other than funds deposited for the discharge or defeasance of any Indenture Obligations) other than pursuant to the Security Documents, and by executing this Agreement or a Joinder, each Representative and the Series of Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other Security Documents applicable to it.
          (c) Each of the Secured Parties agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Secured Parties in all or any part of the Collateral, or the provisions of this Agreement.

          (d) The Collateral Agent acting on the instructions of the Applicable Representative shall have the right to release Liens on Shared Collateral subject to the provisions of Section 12.06(a)(vii) of the Indenture. In addition, the Liens created by the Security Documents will be automatically released:
          (i) upon payment in full of principal, interest and all other Obligations;
          (ii) to the extent necessary to enable any Grantor to consummate the disposition of any Collateral if any such disposition is not prohibited under the Credit Documents (or in respect of which all necessary consents or waivers are granted);
          (iii) in the case of Collateral of a Grantor that is released from its Guarantee, upon the release of the Guarantee of such Grantor;
          (iv) in the case of the Collateral of a specific Grantor, to the extent necessary to enable such Grantor to consummate any merger, amalgamation, consolidation or sale of all or substantially all assets, to or with any Person that is not and is not required to become a Grantor under any Credit Document, in each case to the extent not prohibited under the Credit Documents (or in respect of which all necessary consents or waivers are granted); or
          (v) to the extent necessary to facilitate the assumption by a successor in interest to the obligations of a Grantor in accordance with the terms of the Credit Documents, including in connection with the Midco Reorganization (as defined in the Credit Agreement).
To the extent that any such release cannot be effected automatically under any relevant laws (including the laws of the jurisdiction of organization of the relevant Grantor or the laws governing the security document creating the Lien) the Collateral Agent is authorized and shall release the relevant Collateral in the circumstances described above and is authorized to and shall, at the cost of Holdings, sign all documentation (including any certificates of non-crystallization of floating charges) and take all other steps as are reasonably requested by the relevant Grantor to give effect to such release, all without recourse to or warranty by the Collateral Agent and at the sole cost and expense of Holdings and the relevant Grantor.
          SECTION 2.03. No Interference; Payment Over; No New Liens. (a) Each Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Obligations of any Series or any Security Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the validity or enforceability of the priorities, rights or duties established by, or other provisions of, this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent (acting on the instructions of the Applicable

Representative), (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other Secured Party of any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement), (iv) it will not institute any suit or assert in any Insolvency or Litigation Proceeding or other proceeding any claim against the Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Representative or any other Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Representative or other Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other Secured Party to enforce this Agreement in accordance with its terms.
          (b) Each Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.
          (c) The parties hereto agree that, so long as the Discharge of all the Obligations has not occurred, none of the Grantors shall, or shall permit any of its subsidiaries to, without the consent of the Collateral Agent (acting upon the instructions of the Applicable Representative) grant or permit any additional Liens on any asset to secure any Additional Obligation after the date hereof unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Obligations in favor of all other Series (it being understood that, in the case of Indenture Obligations, such Lien shall be subject to the limitations set forth in Section 12.01(a) of the Indenture). To the extent that the provisions of the immediately preceding sentence are not complied with for any reason or they are complied with by the granting of the aforementioned Collateral Agent consent, without limiting any other right or remedy available to the Collateral Agent or the other Secured Parties, the Collateral Agent agrees, for itself and on behalf of the other Secured Parties, that any amounts received by or distributed to any Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.03(c) shall be subject to Section 2.03(b).

          SECTION 2.04. Automatic Release of Liens; Amendments to Security Documents. (a) If, at any time, the Collateral Agent (acting on the instructions of the Applicable Representative) forecloses upon or otherwise exercises remedies against any Shared Collateral, and in connection therewith takes action to release any Liens over such Shared Collateral, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of each Series of Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof. Each Secured Party hereby agrees that if, at any time, the Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral, and in connection therewith substantially all the Equity Interests of any Guarantor are sold or transferred, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Guarantee of such Guarantor shall be released, discharged and terminated without any further action by any Secured Party required.
          (b) Each Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Representative shall sign a consent to such amendment) to any Security Document, so long as the Collateral Agent receives a certificate of Holdings stating that such amendment is permitted by the terms of each then extant Credit Document. Additionally, each Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Representative shall sign a consent to such amendment) to any Security Document solely as such Security Document relates to a particular Series of Obligations so long as (x) such amendment is in accordance with the Credit Document pursuant to which such Series of Obligations was incurred and (y) such amendment does not adversely affect the Secured Parties of any other Series.
          (c) Each Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment to any Security Document provided for in this Section.
          (d) If a Grantor incurs Indebtedness under a Local Facility from a Local Facility Provider or incurs Cash Management Obligations with a Cash Management Bank, upon written request from Holdings, the Applicable Representative shall direct the Collateral Agent to enter into or amend any Security Documents reasonably necessary to provide that the applicable Local Facility Provider or Cash Management Bank benefits from the German Security to the extent not prohibited by any Credit Document, provided that no such Security Document shall be entered into or amended if such action would adversely affect the Secured Parties in any material respect.
          (e) In connection with a Lien granted by a Grantor with respect to Mortgaged Property permitted under Section 6.02(h) of the Credit Agreement and clause (5) of the definition of Permitted Liens under the Indenture, the Collateral Agent, at the direction of the Applicable Representative, shall execute and deliver any instrument reasonably necessary to subordinate the Lien of the applicable Mortgage to such Lien.

          SECTION 2.05. Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under any Bankruptcy Law by or against any Grantor or any of its subsidiaries. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of each Series of Obligations, then, to the extent the debt obligations distributed on account of each Series of Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
          (b) If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or any other Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any similar provision of foreign law or the use of cash collateral under Section 363 of the Bankruptcy Code or any similar provision of foreign law, each Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Representative shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of Secured Parties that are DIP Lenders, each other Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Secured Parties that are DIP Lenders (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Obligations of the Secured Parties that are DIP Lenders, each other Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Secured Parties of each Series are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Obligations, such amount is applied pursuant to Section 2.01 of this Agreement and (D) if any Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Secured Parties of such Series or its Representative that shall not constitute Shared Collateral; and provided, further, that the Secured Parties receiving adequate protection shall not object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a DIP Financing or use of cash collateral.
          SECTION 2.06. Reinstatement. In the event that any of the Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United States Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable to such Obligations until all such Obligations shall again have been paid in full in cash.
          SECTION 2.07. Insurance. As among the Secured Parties, following the occurrence of an Event of Default, the Collateral Agent, acting at the direction of the Applicable Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral and the Collateral Agent shall apply the proceeds received from any such adjustment, settlement or award in accordance with the provisions of Section 2.01.
          SECTION 2.08. Refinancings. The Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Credit Document) of any Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder on behalf of the holders of such Refinancing indebtedness in their capacity as such. The Grantors and the Secured Parties agree to enter into any documents or take any other actions reasonably necessary to preserve the priorities provided for herein in light of, and after giving effect to, such Refinancing.
          SECTION 2.09. Possessory Collateral Agent as Gratuitous Bailee for Perfection. (a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party with a Lien over such Shared Collateral and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Collateral Agent, each other Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

          (b) The duties or responsibilities of the Collateral Agent and each other Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties therein.
          SECTION 2.10. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Grantors may have under the applicable Credit Document, the Borrowers and the Issuers agree that in the event any assets of any Grantor shall be sold pursuant to this Agreement or any Security Document to satisfy in whole or in part a claim of any Secured Party, the Borrowers and the Issuers shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
          SECTION 2.11. Contribution and Subrogation. Each Grantor (each, a “Contributing Party”) agrees that, in the event a payment shall be made by any other Grantor hereunder in respect of any Obligation, or assets of any other Grantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party, and such other Grantor (the “Claiming Party”) shall not have been fully indemnified by the Borrowers and the Issuers as provided in Section 2.10, the Contributing Party shall indemnify the Claiming Party in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Grantors on the date hereof (or, in the case of any Grantor becoming a party hereto, the date such Grantor became a party hereto). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 2.11 shall be subrogated to the rights of such Claiming Party under Section 2.11 to the extent of such payment.
          SECTION 2.12. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Grantors under Sections 2.10 and 2.11 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of all the Obligations. No failure on the part of the Borrower, the Issuer or any Grantor to make the payments required by Sections 2.10 and 2.11 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Grantor with respect to its obligations hereunder, and each Grantor shall remain liable for the full amount of its obligations hereunder.
          (b) The Borrower, the Issuer and each Grantor hereby agree that all Indebtedness and other monetary obligations owed by it to the Borrower, the Issuer or any Grantor shall be fully subordinated to the indefeasible payment in full in cash of all the Obligations.

ARTICLE III
Existence and Amounts of Liens and Obligations
          Whenever the Collateral Agent or any Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Obligations of any Series, or the Shared Collateral subject to any Lien securing the Obligations of any Series, it may request that such information be furnished to it in writing by each other Representative and shall be entitled to make such determination on the basis of the information so furnished; provided that if any Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of Holdings. The Collateral Agent and each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other person as a result of such determination.
ARTICLE IV
The Collateral Agent
          SECTION 4.01. Appointment and Authority. (a) Each of the Secured Parties hereby irrevocably appoints The Bank of New York Mellon to act on its behalf as the Collateral Agent hereunder and under each of the Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents, delegates, receivers and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Applicable Representative, shall be entitled to the benefits of all provisions of this Article IV (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” under the Security Documents) as if set forth in full herein with respect thereto.
          (b) Each Secured Party acknowledges and agrees that the Collateral Agent shall be entitled (acting on the instructions of the Applicable Representative), for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Security Documents, without regard to any rights to which the holders of the Secured Obligations would otherwise be entitled as a result of such Secured Obligations. Without limiting the foregoing, each Secured Party agrees that none of the Collateral Agent, the Applicable Representative or any other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Obligations), in any manner that would maximize the return to such Secured Party or any Series of Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Secured Party from such realization, sale, disposition or liquidation. Each of the Secured Parties waives any claim it may now or hereafter have against the Collateral Agent or the Representative of any other Series of Obligations or any other Secured Party of any other Series arising out of (i) any actions which the Collateral Agent, any Representative or any Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or in connection with the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election by any Applicable Representative or any holders of Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, any Grantor or any of its subsidiaries, as debtor-in-possession.
          SECTION 4.02. Rights as a Secured Party. (a) The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party under any Series of Obligations that it holds as any other Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “Secured Party” or “Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Indenture Secured Party”, “Indenture Secured Parties”, “Additional Secured Party” or “Additional Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other Secured Party.
          SECTION 4.03. Exculpatory Provisions. (a) The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:

          (i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;
          (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Security Document or applicable law;
          (iii) shall not, except as expressly set forth herein and in the other Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;
          (iv) shall not be liable for any action taken or not taken by it (1) with the consent or at the request of the Applicable Representative or (2) in the absence of its own gross negligence or willful misconduct or (3) in reliance on a certificate of an authorized officer of Holdings stating that such action is permitted by the terms of this Agreement. The Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Obligations unless and until notice describing such Event Default and referencing the applicable agreement is given to a Responsible Officer of the Collateral Agent by the Representative of such Obligations or a Grantor; and
          (v) shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement (except for its representations and warranties set forth in Article V) or any Security Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance by any other Person of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (5) the value or the sufficiency of any Collateral for any Series of Obligations or (6) the satisfaction of any condition set forth in any Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.
In addition:
     (a) The duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Agreement and the Collateral Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement. The Collateral Agent shall be under no liability to any party hereto by reason of any failure on the part of any other party hereto or any maker, guarantor, endorser or other signatory of any document or any other Person to perform such Person’s obligations under any such document.
     (b) The Collateral Agent shall not be responsible in any manner for the validity, enforceability or sufficiency of this Agreement, the Security Documents or any Collateral delivered under the Security Documents, or for the value or collectability of any Obligations or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Collateral Agent. The Collateral Agent shall not be bound to examine or inquire into or be liable for any defect or failure in the right or title of the Grantors to all or any of the assets whether such defect or failure was known to the Collateral Agent or might have been discovered upon examination or inquiry and whether capable of remedy or not.
     (c) The Collateral Agent shall not be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created hereunder or pursuant to any other Security Document pertaining to this matter nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other Security Document pertaining to this matter.
     (d) The Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, in each case except for its own gross negligence or willful misconduct.
     (e) The Collateral Agent may seek the advice, at the expense of Holdings, of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder or under any Security Document or applicable law, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or written opinion of such counsel.
     (f) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, approval or other paper or document.
     (g) In no event shall the Collateral Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if such loss or damage was foreseeable or it has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (h) In no event shall the Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Agreement.
     (i) The Collateral Agent agrees to accept and act upon facsimile transmission of written instructions pursuant to this Agreement; provided that (i) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Collateral Agent in a timely manner, and (ii) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.
     (j) The Collateral Agent shall be entitled to seek written directions from the Applicable Representative prior to taking any action under this Agreement, the Security Documents, any Collateral instrument or any of the other Loan Documents.
     (k) Except with respect to its own gross negligence or willful misconduct, the Collateral Agent shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Security Document or any other instrument or document furnished pursuant thereto.
     (l) The Collateral Agent shall have no responsibility for or liability with respect to monitoring compliance of any other party to the Security Documents, this Agreement or any other document related hereto or thereto. The Collateral Agent has no duty to monitor the value or rating of any Collateral on an ongoing basis.
     (m) No provision of this Agreement shall require the Collateral Agent to expend, advance or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in any of the Security Documents or in the exercise of any of its rights or powers hereunder or under any of the Security Documents unless it is indemnified to its satisfaction and the Collateral Agent shall have no liability to any person for any loss occasioned by any delay in taking or failure to take any such action while it is awaiting an indemnity satisfactory to it.
     (n) Whenever in the administration of this Agreement the Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, may conclusively rely upon instructions from the Applicable Representative.
     (o) The Collateral Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of, or information obtained from, any counsel, accountant, investment banker, appraiser or other expert or adviser, whether retained or employed by the Applicable Representative or by the Collateral Agent.

     (p) The Collateral Agent may employ or retain such counsel, accountants, sub-agent, agent or attorney in fact, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for the actions of any parties it appoints with due care.
     (q) The Collateral Agent may request that the Applicable Representative or other parties deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement.
     (r) Money held by the Collateral Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.
     (s) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.
     (t) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent shall have no duty to ascertain or inquire as to or monitor the performance or observance of any of the terms of the Indenture, this Agreement or the Security Documents or Loan Documents by any other Person.
     (u) Holdings shall defend, indemnify, and hold harmless the Collateral Agent from and against any claims, demands, penalties, fines, liabilities, settlements, damages or reasonable costs or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of the following in respect of the Collateral: (w) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons or animals; (x) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (y) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (z) any violation of laws, orders, regulations, requirements or demands of government authorities, which are based upon or in any way related to such Hazardous Materials including, reasonable attorney and consultant fees and expenses, reasonable investigation and laboratory fees, court costs, and reasonable litigation expenses, except, in each case, where such claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses arise from the gross negligence, bad faith or willful misconduct of the Collateral Agent as determined in a final, non-appealable order of a court of competent jurisdiction. For purposes of this paragraph, “Hazardous Materials” includes radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances defined in the U.S. Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. §9601, et. seq.) (“CERCLA”), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5108, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule, or regulation. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities Holdings may have to the Collateral Agent at common law, and shall survive the termination of this Agreement.
     (v) The Collateral Agent reserves the right to conduct an environmental audit prior to foreclosing on any real estate Collateral or mortgage Collateral. The Collateral Agent reserves the right to forebear from foreclosing in its own name if to do so may expose it to undue risk.
     (w) Upon any payment or distribution of assets hereunder, the Collateral Agent, and the Secured Parties shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which an Insolvency or Liquidation Proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution in the Insolvency or Liquidation Proceeding, delivered to the Collateral Agent, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.
     (x) In the event that, following a foreclosure in respect of any Mortgaged Property, the Collateral Agent acquires title to any portion of such Mortgaged Property or takes any managerial action of any kind in regard thereto in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under the provisions of CERCLA or otherwise cause the Collateral Agent to incur liability under CERCLA or any other Federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, to either resign as Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver.
     (y) The rights and protections of the Collateral Agent set forth herein shall also be applicable to the Collateral Agent in its roles as mortgagee, beneficiary, pledgee or any of its other roles (including as Collateral Agent) under the Security Documents.
          SECTION 4.04. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for Holdings, a Representative or counsel of their choice), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          SECTION 4.05. Delegation of Duties.
          (a) The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Security Document by or through any one or more sub-agents, delegates or attorneys-in-fact appointed by the Collateral Agent and shall not be responsible for acts or omissions of any such sub-agents, delegates or attorneys-in-fact appointed by it with due care. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.
          (b) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Collateral Agent shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a separate collateral agent or agent for all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Collateral, or any part thereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Collateral Agent may consider necessary or desirable.
          (c) Every such Person shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
          (i) all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent shall be conferred or imposed upon and exercised or performed by the Collateral Agent and such separate collateral agent or agent jointly (it being understood that they are not authorized to act separately without the Collateral Agent consenting to such act).
          (ii) the Collateral Agent may at any time accept the resignation of or remove any collateral agent or agents.
          (d) Any notice, request or other writing given to the Collateral Agent shall be deemed to have been given to each of the then collateral agent or agents hereunder, as effectively as if given to each of them. Every instrument appointing any separate collateral agent or agent shall refer to this Agreement and the conditions of this Article IV. Each collateral agent or agent, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Collateral Agent or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Collateral Agent. Every such instrument shall be filed with the Collateral Agent.
          (e) Any collateral agent or agent may at any time constitute the Collateral Agent, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any collateral agent or agent shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Collateral Agent to the extent permitted by law, without the appointment of a new or successor collateral agent.
          (f) Nothing in this Agreement or in any Security Document shall be deemed to require the Collateral Agent to submit to the jurisdiction of any non-U.S. or non-United Kingdom court.
          It is the purpose of this Section that there shall be no violation of any law of any jurisdiction (including particularly the law of any sovereign state) denying or restricting the right of the Collateral Agent to transact business or bring legal proceedings in such jurisdiction. It is recognized that in case of litigation under this Agreement, and in particular in case of the enforcement thereof on default, or in the case the Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Collateral Agent or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Collateral Agent appoint an individual or institution as a collateral agent or agent. The following provisions of this Section are adopted to these ends.
          In the event that the Collateral Agent appoints an additional individual or institution as a collateral agent or agent, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Agreement to be exercised by or vested in or conveyed to the Collateral Agent with respect thereto shall be exercisable by and vest in such separate collateral agent or agent but only to the extent necessary to enable such collateral agent or agent to exercise such powers, rights and remedies.
          Should any instrument in writing from a Grantor be required by the collateral agent or agent so appointed by the Collateral Agent for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on written request by the Collateral Agent, be executed, acknowledged and delivered by such Grantor at the expense of Holdings; provided that if an Event of Default shall have occurred and be continuing or if such Grantor does not execute any such instrument within fifteen (15) days after request therefor, the Collateral Agent shall be empowered as an attorney-in-fact for such Grantor to execute any such instrument in the Grantor’s name and stead.
          SECTION 4.06. Resignation of Collateral Agent. The Collateral Agent may, and upon written instructions from the Applicable Representative shall, at any time give notice of its resignation as Collateral Agent under this Agreement and the other Security Documents to each Representative and Holdings (which notice may be delivered by the Applicable Representative where the Applicable Representative has instructed the Collateral Agent to resign). Upon receipt of any such notice of resignation, the Applicable Representative shall have the right, with the prior consent of Holdings (which consent shall not be unreasonably withheld and shall not be required upon the occurrence of an Event of Default that is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Applicable Representative (and, if required, approved by Holdings) and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above, or, if none is appointed within 30 days, may petition a court of competent jurisdiction to appoint a successor Collateral Agent; provided that if the Collateral Agent shall notify Holdings and each Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Representative or any other Secured Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Representative directly, until such time as the Applicable Representative appoints a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring (or retired) Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder and under the other Security Documents, the provisions of this Article shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the other Security Documents, Holdings agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the Security Documents to the successor Collateral Agent. In addition, the retiring (or retired) Collateral Agent agrees to execute any documents required by applicable law to give effect to the transfer of its duties and obligations.
          SECTION 4.07. Non-Reliance on Collateral Agent and other Secured Parties. Each Secured Party (other than the Trustee and Collateral Agent) acknowledges that it has, independently and without reliance upon the Collateral Agent, any Representative or any other Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Credit Documents. Each Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Representative or any other Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.
          SECTION 4.08. Collateral and Guaranty Matters. Each of the Secured Parties irrevocably authorizes and instructs the Collateral Agent,
     (a) to release any Lien on any property granted to or held by the Collateral Agent under any Security Document in accordance with Section 2.04 or upon receipt of a written request from Holdings stating that the release of such Lien is permitted by the terms of each then extant Credit Document;
     (b) to release any Grantor from its obligations under the Security Documents upon receipt of a written request from Holdings stating that such release is permitted by the terms of each then extant Credit Document.
          SECTION 4.09. Special Appointment of Collateral Agent (Germany).
          (a) the Collateral Agent shall:

          (i) administer any German Security which is pledged (Verpfändung) or otherwise transferred for the benefit of any Secured Party under an accessory security right (akzessorische Sicherheit) as agent;
          (ii) hold and administer any German Security which is security assigned (Sicherungseigentum/Sicherungsabtretung) or otherwise transferred under a non-accessory security right (nicht akzessorische Sicherheit) to it as trustee (Treuhänder) for the benefit of the Secured Parties;
          (b) each Secured Party hereby authorizes the Collateral Agent (whether or not by or through employees or agents and with the right of sub-delegation) to:
          (i) exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Collateral Agent under the German Security Documents together with such powers and discretions as are reasonably incidental thereto;
          (ii) take such action on its behalf as may from time to time be authorized under or in accordance with the German Security Documents; and
          (iii) accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favor of such Secured Party in connection with the German Security Documents under German law and to agree to and execute on its behalf as its representative (Stellvertreter) any amendments or alterations to any German Security Document which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such security.
          (c) Each of the Secured Parties hereby releases the Collateral Agent from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) with the right of sub-delegation of such release, to make use of any authorization granted under this Agreement and to perform its duties and obligations as Collateral Agent hereunder and under the German Security Documents.
          (d) Each of the Secured Parties hereby ratifies and approves all acts and declarations previously done by the Collateral Agent on such person’s behalf (including for the avoidance of doubt the declarations made by the Collateral Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of any Secured Party as future pledgee or otherwise).
          (e) The Collateral Agent shall further be entitled to rescind, release, amend or execute new and different documents securing the German Security, including as may be necessary or advisable to effect the grant of a Lien in the German Security to the holders of any of the Obligations.

          (f) The Secured Parties shall not have any independent power to enforce or have recourse to, any of the German Security except in accordance with this Agreement.
          SECTION 4.10. Parallel Debt.
          (a) Notwithstanding anything to the contrary in any Credit Document, each of the Grantors irrevocably and unconditionally undertakes (and to the extent necessary undertakes in advance) to pay to the Collateral Agent amounts equal to any amounts owing from time to time by such Grantor to any Secured Party under or pursuant to the Obligations, as and when those amounts are due.
          (b) Notwithstanding anything to the contrary in any Credit Document, all parties hereto acknowledge that the obligations of a Grantor under paragraph (a) are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of such Grantor to any Secured Party under or pursuant to the Obligations (the “Corresponding Debt”) nor shall the amounts for which such Grantor is liable under paragraph (a) (for purposes only of this Section 4.10, the “Parallel Debt”) be limited or affected in any way by its Corresponding Debt provided that: (i) the Parallel Debt of a Grantor shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged, (ii) the Corresponding Debt of a Grantor shall be decreased to the extent that its Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged and (iii) the amount of the Parallel Debt of a Grantor shall at all times be equal to the amount of its Corresponding Debt.
          (c) Notwithstanding anything to the contrary in any Credit Document, for purposes of this Section 4.10, the Collateral Agent acts in its own name and on behalf of itself and not as agent, representative or trustee of any Secured Party and shall be a joint and several creditor of the Obligations, and its claims in respect of the Parallel Debt shall not be held in trust. Any Lien granted under the Security Documents to the Collateral Agent to secure a Parallel Debt is granted to the Collateral Agent in its capacity as creditor of that Parallel Debt and shall not be held on trust. Subject to clause (d) the rights of the Secured Parties (other than the Collateral Agent) to receive payment of the Corresponding Debt are several and without prejudice to the rights of the Collateral Agent to receive the Parallel Debt.
          (d) (i) the Collateral Agent shall have its own independent right to demand payment of the amount payable by each Grantor under this Section 4.10, irrespective of any discharge of such Grantor’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps in insolvency proceedings affecting that Grantor to preserve their entitlement to be paid those amounts; and
          (ii) a Secured Party may make demand for payment of the Corresponding Debt in accordance with the Credit Documents by the relevant Grantor provided that no demand for payment of the corresponding sums under the Parallel Debt has already been made by the Collateral Agent in accordance with a Credit Document;
          (e) All monies received or recovered by the Collateral Agent pursuant to this Section 4.10, and all amounts received or recovered by the Collateral Agent from or by the enforcement of any Lien granted to secure the Parallel Debt, shall be applied in accordance with Section 2.01.
          (f) Without limiting or affecting the Collateral Agent’s rights against a Grantor (whether under this Section 4.10 or under any other provision of the Credit Documents), the Grantors acknowledge that (i) nothing in this Section 4.10 shall impose any obligation on the Collateral Agent to advance any sum to a Grantor or otherwise under or pursuant to the Obligations and (ii) for the purpose of any vote taken under any Credit Document, the Collateral Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as non-Representative Secured Party under such Credit Document.
          (g) For the avoidance of doubt, the Parallel Debt of a Grantor will become due and payable at the same time the Corresponding Debt of a Grantor becomes due and payable.
          (h) This Section 4.10 shall not apply with respect to Swiss Grantors (as defined in Section 4.13).
          SECTION 4.11. Indemnity. Holdings, failing which the other Grantors, shall reimburse the Collateral Agent (which, for purposes of this Section, the Security Documents and the Intercreditor Agreements, shall include its officers, directors, employees, agents, delegates, counsel and any receiver appointed under this Agreement or any of the Security Documents or any other Intercreditor Agreement) upon request for all properly incurred, reasonable and documented out-of-pocket expenses incurred or made by it in connection with this Agreement, the Security Documents or any other Intercreditor Agreement. Such expenses shall include the properly incurred, reasonable and documented compensation and expenses, disbursements and advances of the Collateral Agent’s agents, delegates, counsel, accountants and experts and any receiver appointed by the Collateral Agent. The Grantors jointly and severally shall indemnify the Collateral Agent (which for purposes of this Section, the Security Documents and the Intercreditor Agreements shall include its officers, directors, employees, agents delegates and counsel and any receiver appointed by the Collateral Agent) against any and all loss, liability, claim, taxes, costs, damage or expense (including properly incurred, reasonable and documented attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of the Collateral Agent’s performance of its duties hereunder and under any Security Document or any other Intercreditor Agreement and under applicable law, including the costs and expenses of enforcing this Agreement, any other Intercreditor Agreement, any Security Document and any Collateral and defending itself against or investigating any claim. The obligation to pay such amounts shall survive the payment in full or defeasance of the Obligations or the removal or resignation of the Collateral Agent. The Collateral Agent shall notify Holdings of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify Holdings shall not relieve any Grantor of its indemnity obligations hereunder. Holdings may defend the claim and the Collateral Agent shall provide reasonable cooperation in the defense. The Collateral Agent may have separate counsel and Holdings or the other Grantors, as applicable, shall pay the properly incurred, reasonable and documented fees and expenses of such counsel. Holdings and the other Grantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Collateral Agent through the Collateral Agent’s own willful misconduct or gross negligence. No provision of this Agreement or any of the Security Documents shall, and the Parties hereto shall not pursuant to the terms of any other Intercreditor Agreement, require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any Security Document or any Intercreditor Agreement, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction. The provisions of this Section 4.11 shall survive the termination of this Agreement, any other Intercreditor Agreement or the Security Documents or the resignation or removal of the Collateral Agent.
          SECTION 4.12. Austrian Continuation. The parties to this Agreement agree that in the case of a transfer or assignment or novation of any Obligations, the security created shall not lapse but shall continue to secure such transferred or assigned or novated Obligations. Furthermore, the parties agree that in case of a substitution of any Grantor or the assumption of any of the Obligations from any Grantor or the transfer of any of the Obligations from any Grantor to another person, the security hereunder shall not lapse but shall continue to secure such Obligations in accordance with section 1407 para 2 of the Austrian General Civil Code (Allgemeines Bürgerliches Gesetzbuch).
          SECTION 4.13. Swiss Parallel Debt.
          (a) Notwithstanding anything to the contrary in any Credit Document, each of the Grantors irrevocably and unconditionally undertakes to pay to the Collateral Agent as a creditor in its own right, amounts equal to any amounts owing from time to time by such Grantor to any Secured Party under or pursuant to the Obligations as and when those amounts are due. The obligations of a Grantor under this Section 4.13 that is incorporated in or for tax purposes resident in Switzerland (a “Swiss Grantor”) shall be limited in accordance with Swiss law financial limitations, i.e., the Swiss Grantor:
          (i) shall only be liable under this Agreement or any other Credit Document (including, for the avoidance of doubt, any restructuring of the Swiss Grantor’s rights of set-off and/or subrogation and its duties to subordinate claims) in relation to obligations (other than obligations under the Credit Documents of (y) the Swiss Grantor (i) incurred as Borrower under the Credit Agreement, (ii) incurred as borrower under a Local Facility Agreement (as defined in the Credit Agreement), (iii) incurred as a party to and beneficiary under any Hedging

Agreement (as defined in the Credit Agreement), (iv) owed as Cash Management Obligations, provided the Swiss Grantor is a beneficiary of the Cash Management Services causing such Cash Management Obligations (all as defined in the Credit Agreement), (v) incurred as a party to and beneficiary under any Additional Agreement or (vi) to the extent certain proceeds of the Indenture have been made available to the Swiss Grantor, up to such proceeds and (z) a direct or indirect subsidiary of the Swiss Grantor (the “Swiss Grantor’s Subsidiary”) (i) incurred as Borrower under the Credit Agreement, (ii) incurred as borrower under a Local Facility Agreement (as defined in the Credit Agreement), (iii) incurred as a party to and beneficiary under any Hedging Agreement (as defined in the Credit Agreement), (iv) owed as Cash Management Obligations, provided the Swiss Grantor’s Subsidiary is a beneficiary of the Cash Management Services causing such Cash Management Obligations (all as defined in the Credit Agreement), (v) incurred as a party to and beneficiary under any Additional Agreement or (vi) to the extent certain proceeds of the Indenture have been made available to the direct Swiss Grantor’s Subsidiary, up to such proceeds) to the extent such obligations do not constitute a repayment of capital (Einlagerueckgewaehr), a violation of the legally protected reserves (gesetzlich geschuetzte Reserven) or a payment of a (constructive) dividend prohibited by the Swiss Federal Code of Obligations by the Swiss Grantor and in the maximum amount of its profits available for the distribution of dividends at the point in time the Swiss Grantor’s obligations fall due (being the balance sheet profits and any free reserves made for this purpose, in each case in accordance with the relevant Swiss law);
          (ii) pass for such payments shareholders’ resolutions for the distribution of dividends in accordance with the relevant provisions of the Swiss Federal Code of Obligations being in force at that time (currently the profits available for the distribution of dividends as described above must be determined based on an audited balance sheet and such shareholders’ resolutions must be based on a report from the Swiss Grantor’s auditors approving the proposed distribution of dividends); and
          (iii) deduct from such payments Swiss Anticipatory Tax (withholding tax) at the rate of 35% (or such other rate as in force from time to time) and subject to any applicable double taxation treaty or agreements entered into with the Swiss Federal Tax administration:
(A)	pay such deduction to the Swiss Federal Tax Administration; and

(B)	give evidence to the respective Secured Party beneficiary or Secured Parties beneficiaries (as the same may be) of such deduction in accordance with Section 2.20 of the Credit Agreement (Taxes) and Section 4.15 of the Indenture (Withholding Taxes); but

(C)	if such a deduction is made, not be obliged to gross-up pursuant to Section 2.20 of the Credit Agreement (Taxes) and Section 4.15 of the Indenture (Withholding Taxes) to the extent that such gross-up would result in the aggregate amounts paid to the Secured Parties beneficiaries and the Swiss Federal Tax administration exceeding the maximum amount of its profits available for the distribution of dividends.
          (b) The Collateral Agent shall have its own independent right to demand payment of the amounts payable by each Grantor under clause a of this Section 4.13 irrespective of any discharge of such Grantor’s obligation to pay those amounts to the Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Grantor, to preserve their entitlement to be paid those amounts.
          (c) Any amount due and payable by a Grantor to the Collateral Agent under this Section 4.13 shall be decreased to the extent that the Secured Parties have received (and are able to retain) payment in full of the corresponding amount under or pursuant to the Obligations and any amount due and payable by a Grantor to the Secured Parties under or pursuant to the Obligations shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 4.13.
          (d) The rights of the Secured Parties (other than the Collateral Agent) to receive payment of amounts payable by each Grantor under or pursuant to the Obligations are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under this Section 4.13.
          SECTION 4.14. German Appointment. The Collateral Agent hereby appoints the Administrative Agent as its representative of receipt (Empfangsvertreter) to accept on its behalf the consents and ratifications (Genehmigung) of the declarations of the Collateral Agent made as representative without power of attorney (Vertreter ohne Vertretungsmacht) on behalf of future pledgees in German Security Documents of accessory nature given by any Person in any Assignment and Acceptance (as defined in the Credit Agreement) or Additional Bank Secured Party Acknowledgement (as defined in the Credit Agreement). The Collateral Agent hereby releases the Administrative Agent from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of Section 181 of the German Civil Code (Burgerliches Gesetzbuch).
ARTICLE V
Miscellaneous
          SECTION 5.01. Notices. All notices and other communications provided for herein (including, but not limited to, all the directions and instructions to be provided to the Collateral Agent herein by the Applicable Representative and the Secured Parties)

shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
     (a) if to the Collateral Agent, to it at The Bank of New York Mellon, 101 Barclay Street, Floor 4E, New York, NY 10286, Attention of International Corporate Trust (Telephone: (212) 298-1528, Fax No. (212) 815-5366);
     (b) if to the Trustee, to it at The Bank of New York Mellon, 101 Barclay Street, Floor 4E, New York, NY 10286, Attention of International Corporate Trust (Telephone: (212) 298-1528, Fax No. (212) 815-5366));
     (c) if to the Administrative Agent, to it at Credit Suisse, Agency Manager, One Madison Avenue, New York, NY 10010 (Fax No. 212-322-2291);
     (d) if to any Additional Representative, to it at the address set forth in the applicable Joinder; and
     (e) if to any of the Grantors, to Rank Group Limited at Level 9, 148 Quay St., Auckland, 1140, New Zealand, Attention: Helen Golding (Telephone: +64 (0) 9366 6259; Fax No. +64 (0) 9366 6263).
Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by fax or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Collateral Agent and each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person. NO COMMUNICATION (INCLUDING FAX, ELECTRONIC MESSAGE OR COMMUNICATION IN ANY OTHER WRITTEN FORM) UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL BE MADE TO OR FROM AN ADDRESS LOCATED IN AUSTRIA.
          SECTION 5.02. Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
          (b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Representative and the Collateral Agent. Notwithstanding the foregoing, except during the pendency of an Insolvency or Liquidation Proceeding, no provision of this Agreement may be terminated, waived, amended or modified without the prior written consent of Holdings if such termination, waiver, amendment or modification would adversely affect any Grantor. The Credit Agreement Secured Parties agree not to amend Section 9.05 of the Credit Agreement without the prior written consent of the Collateral Agent.
          (c) So long as permitted by the Credit Documents then in effect, Holdings may from time to time designate Indebtedness and other obligations at the time of incurrence to be secured on a pari passu basis with the then outstanding Obligations as Additional Obligations hereunder by delivering to the Collateral Agent and each Representative (i) a certificate signed by a Responsible Officer of Holdings (A) identifying the Indebtedness and other obligations so designated and the aggregate principal amount or face amount thereof, (B) stating that such Indebtedness and other obligations are designated as Additional Obligations for purposes hereof, (C) representing that such designation of such Indebtedness and other obligations as Additional Obligations complies with the terms of the Credit Documents then outstanding and (D) specifying the name and address of the Representative for such Indebtedness and other obligations and (ii) a fully executed Joinder (substantially in the form attached as Annex A), and with respect to security interests, guarantees or any other payment undertakings to be granted in connection with these Additional Obligations by a Swiss Grantor, subject to the consent in writing of such Swiss Grantor. Each Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act hereunder for the benefit of all Secured Parties, including any Secured Parties that hold any Additional Obligations, and each Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as agent for the holders of such Additional Obligations as set forth in each Joinder and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement.
          (d) In order to secure any Series of Additional Obligations, on the date on which such Series of Additional Obligation is incurred, and subject to no default having occurred and being continuing under the Credit Documents, the Collateral Agent at the direction of the Applicable Representative is authorized to, and shall, at the request of Holdings and, with respect to any security interest being granted by any Swiss Grantor, subject to the consent of such Grantor, (i) enter into such additional security documents and related instruments as shall be reasonably necessary to secure such Additional Obligations, (ii) make such changes to Sections 4.10 and 4.13 as shall be reasonably necessary for the Additional Obligations to benefit ratably from the provisions of such sections, and (iii) release the security interests in the Collateral and shall, simultaneously with the grant of Liens in respect of the new Additional Obligations, retake such security interests in the Collateral; provided that all holders of Liens on behalf of other Indebtedness or obligations secured by such Collateral concurrently release and (if applicable) retake the security interests in the same manner; provided further that following such release and retaking the security interests in the Collateral are not subject to any new hardening period or limitation (excluding any such hardening period or limitation that existed prior to such release and retaking) which is not also applicable to the Lien granted in favor of the new Additional Obligations and any such other Indebtedness or obligations (it being understood that the new Additional Obligations and such other Indebtedness and obligations may be subject to longer or more onerous hardening periods or limitations) or the Collateral Agent has received a solvency opinion in form and substance reasonably satisfactory to the Applicable Representative; provided further that if the enforceability or priority of the pre-existing Series of Obligations may be impaired by the release of such security interests, the Collateral Agent shall have received the consent of the Applicable Representative.
          (e) Upon the written instructions of the Trustee to the Collateral Agent, the Collateral Agent and the Grantors shall enter into any amendment to this Agreement that Holdings determines is reasonably necessary to comply with Section 12.01(a) of the Indenture, and no consent or action by any other Party shall be required in order for such amendment to be given full force and effect.
          (f) Any Person that duly executes an Assignment and Acceptance or an Additional Bank Secured Party Acknowledgement (each as defined in, and in accordance with the terms of, the Credit Agreement) shall become a Credit Agreement Secured Party hereunder, with all rights and obligations attendant thereto, with no further action by any other Party required. Any Person that duly executes a Guarantor Joinder (as defined in, and in accordance with the terms of, the Credit Agreement) or the Assumption Supplemental Indenture (as defined in, and in accordance with the terms of, the Indenture) shall become a Grantor hereunder, with all rights and obligations attendant thereto, with no further action by any other Party required.
          SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.
          SECTION 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
          SECTION 5.05. Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the

Collateral Agent and the other Secured Parties shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of any Credit Document;
          (b) any change in the time, place or manner of payment of, or in any other term of (including the Refinancing of), all or any portion of the Obligations, it being specifically acknowledged that a portion of the Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;
          (c) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Obligations;
          (d) any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Credit Document;
          (e) the securing of any Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any Obligations; or
          (f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.
          SECTION 5.06. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or e-mail shall be as effective as delivery of a manually signed counterpart of this Agreement.
          SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 5.08. Governing Law; Jurisdiction; Consent to Service of Process. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          SECTION 5.09. Submission To Jurisdiction Waivers. The Collateral Agent and each Representative, on behalf of itself and the Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the borough of Manhattan, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 5.01;
     (d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.09 any special, exemplary, punitive or consequential damages.
          SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.
          SECTION 5.11. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 5.12. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Credit Documents or Security Documents, the provisions of this Agreement shall control.
          SECTION 5.13. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. None of Holdings, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Documents), and none of Holdings or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.
          SECTION 5.14. Integration. This Agreement together with the other Credit Documents and the Security Documents represents the agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents or the Security Documents.
          SECTION 5.15. Place of Performance. The Parties shall perform their obligations under or in connection with the Credit Documents exclusively at the Place of Performance (as defined below), but in no event at a place in Austria and the performance of any obligations or liability under or in connection with the Credit Documents within the Republic of Austria shall not constitute discharge or performance of such obligation or liability. For the purposes of the above, “Place of Performance” means:
          (a) in relation to any payment under or in connection with a Credit Document, the place at which such payment is to be made pursuant to the applicable section of such Credit Document; and
          (b) in relation to any other obligation or liability under or in connection with the Credit Documents, the principal place of business of the relevant Representative with respect to such Credit Document or any other place outside of Austria as such Representative may specify from time to time.
          SECTION 5.16. Austrian Stamp Duty. No Party shall bring or send to, or otherwise produce in, Austria a Stamp Duty Sensitive Document or communicate in writing other than in compliance with the Stamp Duty Guidelines, in each case other than in the event that:

     (i) it does not cause a liability of a Party to pay stamp duty in Austria;
     (ii) a Party wishes to enforce any of its rights under or in connection with a Stamp Duty Sensitive Document in any form of proceedings in Austria and is able to do so only by bringing or sending to, or otherwise producing in, Austria a Stamp Duty Sensitive Document and it would not be sufficient for that Party to bring or send to, or otherwise produce in, Austria a document that is not a Stamp Duty Sensitive Document (e.g. a simple/uncertified copy of the relevant Stamp Duty Sensitive Document) for the purposes of such enforcement; in furtherance of the foregoing, no Party shall (A) object to the introduction into evidence of an uncertified copy of any Stamp Duty Sensitive Document or raise a defence to any action or to the exercise of any remedy on the basis of an original or certified copy of any Stamp Duty Sensitive Document not having been introduced into evidence, unless such uncertified copy actually introduced into evidence does not accurately reflect the content of the original document and (B) if such Party is a party to proceedings before an Austrian court or authority, contest the authenticity (Echtheit) of an uncertified copy of any such Stamp Duty Sensitive Document, unless such uncertified copy actually introduced into evidence does not accurately reflect the content of the original document; or
     (iii) a Party is required by law, governmental body, court, authority or agency pursuant to any legal requirement (whether for the purposes of initiating, prosecuting, enforcing or executing any claim or remedy or enforcing any judgment or otherwise) to bring or send a Stamp Duty Sensitive Document into, or otherwise produce a Stamp Duty Sensitive Document in, Austria.
     (iv) Holdings shall indemnify the Collateral Agent against any cost, loss or liability that the Collateral Agent incurs in relation to any Austrian stamp duty payable in respect of any Security Documents or any transaction contemplated by, or reference in, any Security Document unless such cost, loss or liability is incurred as a result of the Collateral Agent breaching its obligations under Section 5.16, in which case the Collateral Agent shall be liable for such amount.
[Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE BANK OF NEW YORK MELLON,
as Collateral Agent

by
/s/ Catherine F. Donahue Name: Catherine F. Donahue
Title: Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as Administrative Agent and as Credit
Agreement Secured Party

by
/s/ John D. Toronto Name:
Title: Director

/s/ Christopher Reo Day Title: Associate

THE BANK OF NEW YORK MELLON,
as Trustee

by
/s/ Catherine F. Donahue Name: Catherine F. Donahue
Title: Vice President
[First Lien Intercreditor Agreement]

REYNOLDS CONSUMER PRODUCTS HOLDINGS INC.,

by
/s/ Helen D. Golding Title: Authorized Signatory

REYNOLDS GROUP HOLDINGS LIMITED

by
/s/ Mark Dunkley Title: Attorney

CERTIFICATE OF NON-REVOCATION OF POWER OF ATTORNEY
I, Mark Dunkley, of Sydney, Australia, Tax Director, certify:
1.	That by deed dated October 15, 2009, Reynolds Group Holdings Limited of Auckland, New Zealand appointed me its attorney.

2.	That I have not received notice of any event revoking the power of attorney.
Signed at this day          of      2009
/s/ Mark Dunkley

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS INC.,
by
/s/ Helen D. Golding Title: Vice President and Secretary

REYNOLDS GROUP ISSUER, INC.
by
/s/ Helen D. Golding Title: Secretary

REYNOLDS GROUP ISSUER, LLC
by
/s/ Helen D. Golding Title: Secretary

REYNOLDS GROUP HOLDINGS, INC.
by
/s/ Helen D. Golding Title: Secretary

REYNOLDS PACKAGING MACHINERY, INC.
by
/s/ Helen D. Golding Title: Assistant Secretary

REYNOLDS CONSUMER PRODUCTS, INC.
by
/s/ Helen D. Golding Title: Assistant Secretary

REYNOLDS FOIL INC.
by
/s/ Helen D. Golding Title: Assistant Secretary

REYNOLDS SERVICES INC.,
by
/s/ Helen D. Golding Title: Secretary

BAKERS CHOICE PRODUCTS, INC.
by
/s/ Helen D. Golding Title: Assistant Secretary

CLOSURE SYSTEMS INTERNATIONAL INC.,
by
/s/ Helen D. Golding Title: Assistant Secretary

CLOSURE SYSTEMS MEXICO HOLDINGS, LLC
by
/s/ Helen D. Golding Title: Assistant Secretary

CSI MEXICO, LLC
by
/s/ Helen D. Golding Title: Assistant Secretary

CSI SALES & TECHNICAL SERVICES INC.,
by
/s/ Helen D. Golding Title: Vice President and Secretary

SOUTHERN PLASTICS INC
by
/s/ Helen D. Golding Title: Assistant Secretary

SIG COMBIBLOC INC.,
by
/s/ Michele Needham Title: Treasurer and CFO

SIG HOLDING USA, INC.,
by
/s/ Michele Needham Title: President, CEO, CFO, Treasurer

CLOSURE SYSTEMS INTERNATIONAL
DEUTSCHLAND GMBH
by
/s/ Philip West Title: Authorized Signatory

CLOSURE SYSTEMS INTERNATIONAL
DEUTSCHLAND REAL ESTATE GMBH & CO. KG,
by
/s/ Philip West Title: Authorized Signatory

CLOSURE SYSTEMS INTERNATIONAL
HOLDINGS (GERMANY) GMBH
by
/s/ Philip West Title: Authorized Signatory

CLOSURE SYSTEMS INTERNATIONAL
HOLDINGS (GERMANY) GMBH
by
/s/ Philip West Title: Authorized Signatory

SIG BEVERAGES GERMANY GMBH
by
/s/ Philip West Title: Authorized Signatory

SIG COMBIBLOC GMBH
by
/s/ Philip West Title: Authorized Signatory

SIG COMBIBLOC SYSTEMS GMBH
by
/s/ Philip West Title: Authorized Signatory

SIG COMBIBLOC HOLDING GMBH
by
/s/ Philip West Title: Authorized Signatory

SIG COMBIBLOC ZERSPANUNGSTECHNIK GMBH
by
/s/ Philip West Title: Authorized Signatory

SIG INTERNATIONAL SERVICES GMBH
by
/s/ Philip West Title: Authorized Signatory

SIG INFORMATION TECHNOLOGY GMBH
by
/s/ Philip West Title: Authorized Signatory

SIG VIETNAM BETEILIGS GMBH
by
/s/ Philip West Title: Authorized Signatory

CLOSURE SYSTEMS INTERNATIONAL
(LUXEMBOURG) S.A.R.L
by
/s/ Philip West Title: Authorized Signatory

BEVERAGE PACKAGING HOLDINGS
(LUXEMBOURG) I S.A.
by
/s/ Philip West Title: Authorized Signatory

BEVERAGE PACKAGING HOLDINGS
(LUXEMBOURG) III S.AR L.,
by
/s/ Philip West Title: Authorized Signatory

REYNOLDS CONSUMER PRODUCTS (LUXEMBOURG) S.AR.L.
by
/s/ Philip West Title: Authorized Signatory

REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.
by
/s/ Philip West Title: Authorized Signatory

SIG FINANCE (LUXEMBOURG) S.A.
by
/s/ Philip West Title: Authorized Signatory

REYNOLDS CONSUMER PRODUCTS
INTERNATIONAL B.V.
by
/s/ Philip West Title: Authorized Signatory

SIG ALLCAP AG
by
/s/ Philip West Title: Authorized Signatory

SIG COMBIBLOC (SCHWEIZ) AG
by
/s/ Philip West

Title: Authorized Signatory

SIG COMBIBLOC GROUP AG
by
/s/ Philip West Title: Authorized Signatory

SIG FINANZ AG
by
/s/ Philip West Title: Authorized Signatory

SIG SCHWEIZERISCHE INDUSTRIE-
GESELLSCHAFT AG
by
/s/ Philip West Title: Authorized Signatory

SIG TECHNOLOGY AG
by
/s/ Philip West Title: Authorized Signatory

CLOSURE SYSTEMS INTERNATIONAL B.V.
by
/s/ Philip West Title: Authorized Signatory

SIG AUSTRIA HOLDING GMBH
by
/s/ Helen Golding Title: Authorized Signatory

SIG EURO HOLDING AG & CO. KGAA
towards all parties to this agreement other than SIG Reinag AG, acting through its general partner (Komplementeir) SIG Reinag AG by
/s/ Cindi Lefari Title: Authorized Signatory

towards SIG Reinag AG, acting through its supervisory board (Aufsichtsrat), represented by the chairman of the supervisory board acting as representative without power of attorney (Verireter ohne Vertretungsmacht) subject to the subsequent ratification and approval of its action by the supervisory board (Atrisichtsrat) and under exclusion of any personal liability
Title: Chairman of the Supervisory Board
Name: /s/ Rolf Stangl
[First Lien Intercreditor Agreement]

Schedule 1.01(d)
Schedule 1.01(d) — Austrian Stamp Duty Guidelines
1.	Introduction

1.1.	These Austrian stamp duty guidelines (the “Guidelines”) shall apply to all written communication of the parties to this Agreement of which this Schedule 1.01(d) forms part.

1.2.	In these Guidelines, unless a contrary indication appears a term defined in the Agreement (including by way of reference) has the same meaning when used in these Guidelines.

2.	Guidelines for Written Communication

2.1.	Signed written communication that records or otherwise provides evidence of a transaction (Rechtsgeschäft) contemplated by, or referenced in, any Loan Document, whether in the body of the relevant communication, a schedule, an attachment, an annex or an appendix referred to therein or incorporated by reference (Bezugnahme), may only be made from an address outside of the Republic of Austria to an address outside of the Republic of Austria. For the avoidance of doubt, e-mails where the server on which such e-mails will be received or from which such e-mails will be sent is located in the Republic of Austria (e.g. this may be indicated by an e-mail address having a country code top level domain “.at”) or other e-mail addresses where the person sending or the person receiving such e-mail have their ordinary workplace (Arbeitsplatz) in the Republic of Austria must not be signed (see also clause 2.2. and 2.3. below).

2.2.	Letters that record or otherwise provide evidence of a transaction (Rechtsgeschäft) contemplated by, or referenced in, any Loan Document, whether in the body of the letter, a schedule, an attachment, an annex or an appendix referred to therein or incorporated by reference (Bezugnahme), may only be brought or sent into, or produced in, the Republic of Austria in the following format (provided that no Stamp Duty Sensitive Document is attached):

[party’s letterhead]

Dear...., [text of message] Kind regards

NO SIGNATURE OF SENDING PARTY (WHETHER MANUSCRIPT, DIGITAL OR ELECTRONIC)

NO CONTACT DETAILS

DO NOT ATTACH A STAMP DUTY SENSITIVE DOCUMENT

CONFIDENTIALITY NOTICES AND OTHER FOOTERS ALLOWED

2.3.	E-mails and fax messages that record or otherwise provide evidence of a transaction (Rechtsgeschäft) contemplated by, or referenced in, any Loan Document, whether in the body of the e-mail or fax, a schedule, an attachment, an annex or an appendix referred to therein or incorporated by reference (Bezugnahme), may only be brought or sent into, or produced in, the Republic of Austria if in the following format (provided that no Stamp Duty Sensitive Document is attached):

Dear, [text of message]. Kind regards

NO SIGNATURE OF SENDING PARTY (WHETHER MANUSCRIPT, DIGITAL OR ELECTRONIC)

NO CONTACT DETAILS OR OTHER AUTOMATICALLY GENERATED FOOTERS THAT REFER TO A PARTY

DO NOT ATTACH A STAMP DUTY SENSITIVE DOCUMENT

CONFIDENTIALITY NOTICES AND OTHER FOOTERS ALLOWED

In addition, the footer of such e-mails must not contain the company name, contact details or any other information allowing identification of the sender. The company name, contact details etc. of the original sender of a reply or forwarded message need not be deleted.

Annex A
The taking of this document or any certified copy of it or any other document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to this document in Austria or sending any e-mail communication to which a pdf-scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to this document to an Austrian addressee.
To: The Bank of New York Mellon, as Collateral Agent, and each Representative under the First Lien Intercreditor Agreement (in each case, as such terms are defined below)
     JOINDER (this “Joinder”) dated as of [•], 20[•] to the First Lien Intercreditor Agreement dated as of November [5], 2009 (as amended or supplemented from time to time, the “First Lien Intercreditor Agreement”), among THE BANK OF NEW YORK MELLON, as collateral agent for the Secured Parties (in such capacity and together with its successors in such capacity, the “Collateral Agent”), CREDIT SUISSE, as Representative for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Administrative Agent”), THE BANK OF NEW YORK MELLON, as Representative for the Indenture Secured Parties (in such capacity and together with its successors in such capacity, the “Trustee”), each GRANTOR party thereto (the “Grantors”) and each additional Representative from time to time party thereto for the Additional Secured Parties of the Series with respect to which it is acting in such capacity.
          A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.
          B. The Collateral Agent, the Administrative Agent, the Trustee, the Grantors from time to time party thereto and each additional Representative from time to time party thereto have entered into the First Lien Intercreditor Agreement and pursuant to [clause (ii) of Section 5.02(c) of the First Lien Intercreditor Agreement in order to create a Series of Additional Obligations] [Section 2.08 of the First Lien Intercreditor Agreement with respect to Refinancing indebtedness], the undersigned Representative (the “New Representative”) is executing this Joinder as Representative on behalf of the Series of Secured Parties it represents [with respect to such Additional Obligations] [holding such Refinancing indebtedness] under the First Lien Intercreditor Agreement.
          C. Pursuant to the terms of the First Lien Intercreditor Agreement, [the Grantors have entered into an Additional Agreement under which the Grantors have incurred Additional Obligations. [Describe material terms of Additional Obligations.]]

 A-2
[the Obligations of [describe Series] are being refinanced with Refinancing indebtedness. [Describe material terms of Refinancing indebtedness.]]
          D. In consideration of the mutual agreements contained in the First Lien Intercreditor Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Representative, on behalf of the Series of Secured Parties it represents, hereby agrees as follows.
          SECTION 1. In accordance with the First Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Representative and the New Representative hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Representative thereunder. Each reference to a “Representative” in the First Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.
          SECTION 2. The New Representative represents and warrants to the Collateral Agent, each other Representative and the Secured Parties that this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally (regardless of whether enforcement is considered in a proceeding at law or in equity) and subject to general principles of equity.
          SECTION 3. This Joinder shall become effective when the Collateral Agent shall have received a counterpart of this Joinder that bears the signature of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission or e-mail shall be effective as delivery of a manually signed counterpart of this Joinder.
          SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.
          SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 6. Any provision of this Joinder held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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          SECTION 7. All communications and notices hereunder and under the First Lien Intercreditor Agreement to the New Representative shall be given to it at its address set forth below, or to such other address as such New Representative may hereafter specify.
          SECTION 8. The New Representative agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Joinder, including the fees, other charges and disbursements of counsel for the Collateral Agent.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the New Representative has duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW Representative],
by
Name: Title:

Address for Notices:
with a copy to:

Signature Page to Joinder to
First Lien Intercreditor Agreement